Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-165142 on Form S-1 of our report dated March 1, 2010 (August 11, 2010 as to Notes 14 and 15) relating to the consolidated financial statements of Force10 Networks, Inc. (formerly known as Turin Networks, Inc.) and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California

August 11, 2010